UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2022, ANI Pharmaceuticals, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the Company’s Amended and Restated 2022 Stock Incentive Plan (the “Amended 2022 Stock Plan”). The Amended 2022 Stock Plan was previously approved by the Company’s board of directors (the “Board”), subject to the approval of the Company’s stockholders, and became effective with such stockholder approval on April 27, 2022.

Prior to the approval of the Amended 2022 Stock Plan, the Company had been granting equity-based incentive awards under the Company’s Sixth Amended and Restated 2008 Stock Incentive Plan (the “Existing Plan”). In connection with the adoption of the Amended 2022 Stock Plan, the Existing Plan was amended to, among other things, increase the number of shares reserved for issuance thereunder by 1,150,000 shares. In addition to increasing the number of shares reserved for issuance, the Amended 2022 Stock Plan also details the specific treatment of outstanding equity awards in the event of a “Change of Control”, as defined in the Amended 2022 Stock Plan. The Amended 2022 Stock Plan also clarifies corporate transaction treatment, as defined in the Amended 2022 Stock Plan, to outline the outcome if an incentive award lapses because it was not assumed or substituted in a corporate transaction. In addition, the Amended 2022 Stock Plan formally changes the name of the plan to the “Amended and Restated 2022 Stock Incentive Plan.”

A more complete description of the terms of the Amended 2022 Stock Plan and the material amendments and modifications thereto can be found in “Proposal No. 4: Approval of the Amended and Restated 2022 Stock Incentive Plan” (pages 47 through 61) in the Company’s definitive proxy statement dated March 25, 2022, and filed with the Securities and Exchange Commission on March 25, 2022 (the “Proxy Statement”) and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Amended 2022 Stock Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following sets forth the matters that were voted upon by the Company’s stockholders at the Annual Meeting and the voting results for such matters. These matters are described in more detail in the Company’s Proxy Statement.

1. The Company’s stockholders voted to elect the following directors, each to serve until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. The final voting results are as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
1. Robert E. Brown, Jr.	12,620,724	505,888	51,213	1,254,203
2. Thomas Haughey	12,826,962	299,650	51,213	1,254,203
3. Nikhil Lalwani	13,050,928	75,717	51,180	1,254,203
4. David B. Nash, M.D., M.B.A.	12,717,077	409,497	51,251	1,254,203
5. Antonio R. Pera	12,718,837	407,806	51,182	1,254,203
6. Muthusamy Shanmugam	13,037,355	89,320	51,150	1,254,203
7. Renee P. Tannenbaum, Pharm.D.	13,029,442	97,030	51,353	1,254,203
8. Jeanne A. Thoma	12,681,870	444,723	51,232	1,254,203
9. Patrick D. Walsh	12,717,393	409,252	51,180	1,254,203

2.	The Company’s stockholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The final voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
14,302,886	73,246	55,896	—

3.	The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement. The final voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
11,675,231	1,416,720	85,874	1,254,203

4.	The Company’s stockholders approved the Company’s Amended 2022 Stock Plan. The final voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
12,209,665	891,910	76,250	1,254,203

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Amended and Restated 2022 Stock Incentive Plan (incorporated by reference to Appendix A to ANI Pharmaceuticals, Inc.’s definitive proxy statement dated March 25, 2022 filed with the Securities and Exchange Commission on March 25, 2022).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANI PHARMACEUTICALS, INC.

By:	/s/ Stephen P. Carey
Stephen P. Carey
Senior Vice President, Finance and Chief Financial Officer

Dated: April 29, 2022